Exhibit 99.1

FOR IMMEDIATE RELEASE

Sequenom Contacts:
Paul Maier	Rachel Kennedy
Chief Financial Officer	Media Contact
Sequenom, Inc.	Chandler Chicco Agency
858-202-9028	858-449-9575
investorrelations@sequenom.com	rkennedy@chandlerchiccocompanies.com

SEQUENOM ANNOUNCES PRELIMINARY 2013 OPERATIONAL HIGHLIGHTS AND OBJECTIVES FOR 2014

SAN DIEGO, Calif. – January 12, 2014 - Sequenom, Inc. (NASDAQ: SQNM), a life sciences company providing innovative testing and genetic analysis solutions, today announced preliminary highlights of the Company’s 2013 performance, accomplishments and outlined key corporate objectives for 2014.

Preliminary 2013 Performance Results (unaudited)

•	Total revenue of approximately $162 million, showing growth of approximately 81% year-over-year for 2013

•	Diagnostic services revenues of approximately $120 million, as compared to $46.5 million in 2012. Diagnostic services revenues continue to be recorded primarily as cash is received

•	High margin stable revenue in the Sequenom Bioscience business of over $42 million

•	Total cash, cash equivalents and marketable securities as of December 31, 2013 were approximately $71 million

•	Cash burn was reduced to approximately $14 million for the fourth quarter of 2013

•	Unrecorded diagnostic accounts receivable are estimated to be $46 to $51 million as of December 31, 2013

Recent Key Accomplishments

•	More than 185,000 total commercial prenatal and retinal diagnostic test samples were accessioned during 2013, as compared to 92,000 in 2012

•	Strong increases achieved in the adoption rate and sales of Sequenom Laboratories’ MaterniT21 PLUS™ laboratory-developed test (LDT):

•	Approximately 148,500 MaterniT21 PLUS test high-risk commercial samples were accessioned in 2013, 140% more than in 2012; 93% of accessions were from U.S. patients

•	MaterniT21 PLUS Enhanced Sequencing Series introduced in Q4 2013

•	Approximately 113 million lives now under coverage with a growing number of payor contracts, including 2 national payors

•	Receiving reimbursement as an out-of-network laboratory from remaining large commercial payors

•	Medicaid volume was reduced to 14% of accessions in Q4 2013 from 25% in Q1 2013; eight state Medicaid payors are now reimbursing

•	Laboratory location in North Carolina fully operational and currently performing approximately one third of MaterniT21 PLUS tests

•	Mayo Clinic and Sequenom Laboratories partnered to provide access to the MaterniT21 PLUS LDT to the physicians and their patients in the Mayo Clinic network

•	Massively parallel sequencing (MPS) patent issued in Europe, further strengthening Sequenom’s prenatal diagnostic patent portfolio

“We overcame many significant challenges in 2013, including the coding changes that resulted in delays or reduced reimbursement by many payors, particularly state Medicaid programs. As we move into 2014, we continue to lead the industry in expanding the use of and reimbursement for noninvasive prenatal testing (NIPT), and continue to work with payors to gain coverage for our tests,” said Harry F. Hixson, Jr., Ph.D., Chairman and CEO of Sequenom. “We have set high goals for 2014, and we expect to achieve these goals to continue to build value for our shareholders and maintain our leadership position in NIPT.”

Key Objectives for 2014

The Company has established its primary financial and R&D objectives for 2014 to include:

•	Achieve quarterly break-even and positive cash flow in Q4 2014

•	Expand the NIPT menu with the development of a low cost test on an alternative platform by year-end, which we expect will facilitate international access and potential future entry into the low-risk market

On Thursday, January 16, at 2:00 pm PT (5:00 pm ET), Harry F. Hixson, Jr., Ph.D., William Welch, President and COO, and Paul V. Maier, CFO, will present an overview of and update on the Company at the JP Morgan 32nd Annual Healthcare Conference in San Francisco, CA.

The presentation is expected to last approximately 30 minutes and will be webcast live through the “Investors” section of the Sequenom website at www.sequenom.com. An audio replay will be available for 30 days following the initial presentation webcast. The presentation is currently posted on the Company’s website.

This press release contains certain unaudited financial results for the Company’s fiscal year and fourth quarter ended December 31, 2013. These unaudited results may change as a result of further review by the Company’s management and its independent auditors. The completion of the audit of our financial results for 2013 could result in changes to the unaudited financial results presented in this press release and may identify issues related to the effectiveness of the Company’s internal controls over financial reporting.

About Sequenom

Sequenom, Inc. (NASDAQ: SQNM) is a life sciences company committed to improving healthcare through revolutionary genomic and genetic analysis solutions. Sequenom develops innovative technology, products and diagnostic tests that target and serve discovery and clinical research, and molecular diagnostics markets. The company was founded in 1994 and is headquartered in San Diego, California. Sequenom maintains a Web site at http://www.sequenom.com to which Sequenom regularly posts copies of its press releases as well as additional information about Sequenom. Interested persons can subscribe on the Sequenom Web site to email alerts or RSS feeds that are sent automatically when Sequenom issues press releases, files its reports with the Securities and Exchange Commission or posts certain other information to the Web site.

About Sequenom Laboratories

Sequenom Laboratories, a CAP accredited and CLIA-certified molecular diagnostics laboratory, has developed a broad range of laboratory tests with a focus on prenatal and ophthalmological diseases and conditions. Branded under the names SensiGene™, MaterniT21 PLUS™, HerediT™, NextView™ and RetnaGene™, these molecular genetic laboratory-developed tests provide early patient management information for obstetricians, geneticists, maternal fetal medicine specialists and ophthalmologists. Sequenom Laboratories is changing the landscape in genetic disorder diagnostics using proprietary cutting edge technologies.

SEQUENOM®, MaterniT21™ PLUS, SensiGene™, HerediT™, NextView™, RetnaGene™, IMPACT Dx™ and MassArray® are trademarks of Sequenom, Inc. All other trademarks and service marks are the property of their respective owners.

Forward-Looking Statement

Except for the historical information contained herein, the matters set forth in this press release, including statements regarding the Company’s objectives for 2014 including primary financial and R&D objectives, expectations of continued reimbursement from large commercial payors, the Company’s expectations to continue to lead the industry in expanding the use of and reimbursement for noninvasive prenatal testing (NIPT) and to work with payors to gain coverage for its tests, the Company’s goals for 2014 and expectations to achieve those goals to continue to build value for shareholders and maintain its leadership position in NIPT, further review of financial results for the fiscal year and quarter ended December 31, 2013 to be conducted by the Company’s management and its independent auditors, the completion of the audit of the Company’s financial results for 2013 and its potential change or impact on the unaudited financial results presented herein and/or identification of issues related to the effectiveness of the Company’s internal controls over financial reporting, and the Company’s commitment to improving healthcare through revolutionary genomic and genetic analysis solutions are forward-looking statements within the meaning of the “safe harbor” provisions of the Private Securities Litigation Reform Act of 1995. These forward-looking statements are subject to risks and uncertainties that may cause actual results to differ materially, including the risks and uncertainties associated with market demand for and acceptance and use of technology and tests such as the MaterniT21 PLUS test, reliance upon the collaborative efforts of other parties such as, without limitation, healthcare providers, international distributors and licensees, the Company or third parties obtaining or maintaining regulatory approvals that impact the Company’s business, government regulation particularly with respect to diagnostic products and laboratory developed tests, publication processes, the performance of designed product enhancements, the Company’s ability to develop and commercialize technologies and products, particularly new technologies such as noninvasive prenatal diagnostics, laboratory developed tests, and genetic analysis platforms, the Company’s financial position, the Company’s ability to manage its existing cash resources or raise additional cash resources, competition, intellectual property protection and intellectual property rights of others, litigation involving the Company, and other risks detailed from time to time in the Company’s most recently filed Quarterly Report on Form 10-Q for the quarter ended September 30, 2013 and its Annual Report on Form 10-K for the year ended December 31, 2012, and other documents subsequently filed with or furnished to the Securities and Exchange Commission. These forward-looking statements are based on current information that may change and you are cautioned not to place undue reliance on these forward-looking statements, which speak only as of the date of this press release. All forward-looking statements are qualified in their entirety by this cautionary statement, and the Company undertakes no obligation to revise or update any forward-looking statement to reflect events or circumstances after the issuance of this press release.

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